CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated September 27, 2022, with respect to the financial statements of Allspring Disciplined U.S. Core Fund (formerly, Wells Fargo Disciplined U.S. Core Fund), Allspring Discovery All Cap Growth Fund (formerly, Wells Fargo Omega Growth Fund), Allspring Discovery Large Cap Growth Fund (formerly, Wells Fargo Endeavor Select Fund), Allspring Growth Fund (formerly, Wells Fargo Growth Fund), Allspring Large Cap Core Fund (formerly, Wells Fargo Large Cap Core Fund), Allspring Large Cap Growth Fund (formerly, Wells Fargo Large Cap Growth Fund), Allspring Large Company Value Fund (formerly, Wells Fargo Large Company Value Fund), Allspring Premier Large Company Growth Fund (formerly, Wells Fargo Premier Large Company Growth Fund), and Allspring Special Large Cap Value Fund (formerly, Wells Fargo Classic Value Fund), nine of the funds comprising Allspring Funds Trust (formerly, Wells Fargo Funds Trust), as of July 31, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
November 22, 2022